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                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 5, 1999 for Hansberger Institutional Series and to all references to our firm included in or made a part of Post-Effective Amendment No. 3 and Amendment No. 5 to Registration Statement File Nos. 333-8919 and 811-7729, respectively.


/s/ Arthur Andersen LLP
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Boston, Massachusetts
February 24, 1999